News Release
Corporate Headquarters 4601 College Boulevard, Suite 300 Leawood, Kansas 66211 USA +1-913-327-4200	For Immediate Release	Date: February 20, 2007

Media and Investor Relations Contact:	Shruthi Dyapaiah	1-913-327-4225	sdyapaiah@euronetworldwide.com

Euronet Worldwide Reports Full Year and Fourth Quarter 2006 Financial Results

LEAWOOD, KANSAS, USA — February 20, 2007 — Euronet Worldwide Inc. (NASDAQ: EEFT), a leading electronic payments provider, today announced its full year and fourth quarter 2006 financial results.

Euronet’s full year 2006 financial highlights included:

•	Consolidated revenues of $629.2 million, an increase of 18% over 2005 revenues of $531.2 million.
•	Adjusted EBITDA of $88.8 million, an increase of 17% over 2005 Adjusted EBITDA of $75.8 million.
•	Operating income of $52.3 million, a 9% increase over 2005 operating income of $47.8 million.
•	Net income of $46.3 million, or $1.17 diluted earnings per share, compared to net income for 2005 of $22.4 million, or $0.61 diluted earnings per share.
•
In accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), which the Company retroactively adopted on January 1, 2006, share-based compensation expense was $7.4 million for 2006, compared to $5.6 million for 2005.

•
Net income in 2006 included a foreign exchange gain of $10.2 million; excluding this gain and the share-based compensation expense noted above, diluted earnings per share were $1.07. Net income in 2005 included a foreign exchange loss of $7.5 million and a $0.6 million loss on discontinued operations; excluding these losses and the share-based compensation expense noted above, diluted earnings per share were $0.96.

•	Total of 921.7 million transactions processed in 2006, an increase of 30% over the 709.6 million transactions processed in 2005.

The Company's fourth quarter 2006 financial highlights included:

•	Consolidated revenues of $166.8 million, compared to $144.3 million for the fourth quarter 2005 revenues.
•	Adjusted EBITDA of $24.0 million, compared to $21.0 million for the fourth quarter 2005.
•	Operating income of $14.6 million, compared to $13.5 million in the fourth quarter 2005.
•	Net income of $15.4 million, or $0.38 diluted earnings per share, compared to net income for the fourth quarter 2005 of $7.2 million, or $0.19 diluted earnings per share.
•	Share-based compensation expense was $1.6 million for the fourth quarters of 2006 and 2005.
•
The fourth quarter 2006 net income included a foreign exchange gain of $4.7 million; excluding this gain and the share-based compensation noted above, diluted earnings per share were $0.30. The fourth quarter 2005 net income included a foreign exchange loss of $0.8 million and a $0.6 million loss on discontinued operations; excluding these losses and the share-based compensation noted above, diluted earnings per share were $0.26.

•	Total of 260.2 million transactions processed in the fourth quarter of 2006, compared to 203.1 million transactions processed in the fourth quarter of 2005.

Segment and Other Results

The EFT Processing Segment reported the following results:

•	Annual revenues for 2006 of $130.7 million, compared to $105.6 million for 2005.
•	Adjusted EBITDA for 2006 of $44.6 million, compared to $35.3 million for 2005.
•	Operating income for 2006 of $31.8 million, compared to $25.6 million for 2005.
•	Transactions processed for the full year 2006 of 463.6 million, compared to 361.5 million transactions processed for the full year 2005.

•	Fourth quarter 2006 revenues of $35.3 million, compared to $29.3 million for the fourth quarter 2005.
•	Fourth quarter 2006 Adjusted EBITDA of $11.8 million, compared to $9.6 million for the fourth quarter 2005.
•	Fourth quarter 2006 operating income of $8.2 million, compared to $7.2 million for the fourth quarter 2005.
•	Transactions processed for the fourth quarter 2006 of 128.1 million, compared to 103.1 million transactions processed for the fourth quarter 2005.

The EFT Processing Segment ended 2006 with 8,885 ATMs owned or operated compared to 7,211 ATMs at the end of 2005. Euronet owns and/or operates ATMs in Hungary, Poland, Germany, Croatia, the Czech Republic, the United Kingdom, Greece, Romania, Slovakia, Albania, Serbia, Montenegro, Ukraine, India and China.

The year-over-year increases in revenues, operating income and Adjusted EBITDA were primarily attributable to a 23% increase in ATMs under management together with transaction growth from those ATMs and from Euronet Card Services Greece (formerly Instreamline), which was acquired in the fourth quarter 2005. Improvements in Operating income and Adjusted EBITDA in the fourth quarter 2006 over the fourth quarter 2005 were offset by key growth investments in China, Eastern Europe and development of card processing products.

The Prepaid Processing Segment reported the following results:

•	Annual revenues for 2006 of $470.9 million, compared to $411.3 million for 2005.
•	Adjusted EBITDA for 2006 of $48.9 million, compared to $46.5 million for 2005.
•	Operating income for 2006 was $34.8 million, compared to $34.7 million for 2005.
•	Transactions processed for the full year 2006 of 458.1 million, compared to 348.1 million transactions processed for the full year 2005.

•	Fourth quarter 2006 revenues of $124.6 million, compared to $111.7 million for the fourth quarter 2005.
•	Fourth quarter 2006 Adjusted EBITDA of $12.4 million, compared to $12.6 million for the fourth quarter 2005.
•	Fourth quarter 2006 operating income of $8.8 million, compared to $9.3 million for the fourth quarter 2005.
•	Transactions processed for the fourth quarter 2006 of 132.1 million, compared to 100.0 million transactions processed for the fourth quarter 2005.

The year-over-year improvement in revenue was primarily attributable to transaction growth. Operating income remained virtually unchanged year-over-year and slightly down when comparing quarter-over-quarter as a result of start-up investments related to the money transfer product together with the expiration in the second quarter 2006 of the exclusive mobile operator commissions in Spain. If the Spanish prepaid business and the money transfer product impacts were excluded from the annual and quarterly results, the Prepaid Segment would have improved revenue by 17% and 16% year-over-year and quarter-over-quarter, respectively, and operating profits would have improved by 21% and 21%, respectively.

The Prepaid Processing Segment processes electronic point-of-sale prepaid transactions at more than 296,000 point-of-sale terminals across more than 161,000 retailer locations in Europe, Asia Pacific, Africa and the U.S. As previously announced, the Company intends to expand its Prepaid Processing Segment both domestically and internationally through internal sales and promotional efforts as well as, if appropriate, acquisitions.

The Software Solutions Segment reported the following results:

•	Annual revenues for 2006 of $27.6 million, compared to $14.3 million for 2005.
•	Adjusted EBITDA for 2006 of $6.0 million, compared to $4.6 million for 2005.
•	Operating income for 2006 of $4.0 million, compared to $3.5 million for 2005.

•	Fourth quarter 2006 revenues of $6.9 million, compared to $3.3 million for the fourth quarter 2005.
•	Fourth quarter 2006 Adjusted EBITDA of $1.9 million, compared to $1.2 million for the fourth quarter 2005.
•	Fourth quarter 2006 operating income of $1.3 million, compared to $0.9 million reported in the fourth quarter 2005

The change in results year-over-year was primarily due to the acquisition of Essentis in January 2006.

Corporate had $17.8 million of operating expenses for 2006, compared to $16.0 million for 2005. Share-based compensation expense, as required by the adoption of SFAS 123R, included in Corporate amounted to $7.3 for 2006, compared to $5.3 million for 2005. All other expenses were $10.5 million for 2006, compared to $10.7 million for 2005. The increase in share-based compensation is primarily due to the required use of more accelerated expensing for performance-based awards.

Fourth quarter 2006 operating expenses were $3.7 million compared to $3.9 million for 2005. Share-based compensation expense, as required by the adoption of SFAS 123R, included in Corporate amounted to $1.6 million for both fourth quarter 2006 and 2005. All other expenses were $2.1 million for the fourth quarter 2006, compared to $2.3 million in the fourth quarter 2005.

The Company’s unrestricted cash on hand was $321.1 million as of December 31, 2006 as compared to $219.9 million at December 31, 2005. Euronet’s total indebtedness was $373.5 million as of December 31, 2006, compared to $355.6 million as of December 31, 2005.

The Company commenced accounting for share-based compensation in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) on January 1, 2006. The Company adopted the “modified retrospective application” method and, accordingly, all prior periods have been adjusted to include the retroactively applied effects of SFAS 123R share-based compensation expense.

Euronet also announced that it expects earnings per share for the first quarter 2007 to be approximately $0.28 to $0.29, excluding the effects of foreign exchange gains or losses, discontinued operations, share-based compensation charges, and/or other non-operating or unusual items that cannot be accurately projected.

On November 21, 2006, the Company announced the signing of a stock purchase agreement to acquire RIA Envia Inc. subject to customary closing conditions. The Company continues to believe those conditions will be satisfied and closing continues to be expected during the first or second quarter of 2007. Moreover, despite recent softness in money transfers to Mexico, the Company affirms that it expects the acquisition of RIA to be $0.07 to $0.13 dilutive to its 2007 diluted earnings per share before the impacts of foreign exchange gains or losses, discontinued operations, share-based compensation charges, debt refinancing, and/or other non-operating or unusual items that cannot be accurately projected, and approximately $0.20 to $0.25 accretive to its 2008 diluted earnings per share on the same basis.

Also, the Company announced that commencing in the first quarter 2007, it will report cash earnings per share. Cash earnings per share will exclude the effects of intangible asset amortization, foreign exchange gains or losses, discontinued operations, share-based compensation charges, and/or other non-operating or unusual items that cannot be accurately projected. Accordingly, cash earnings per share is estimated to be $0.32 to $0.33 for the first quarter 2007.

In December 2004 and October 2005, the Company issued $140 million and $175 million, respectively, in convertible debentures. These debentures are potentially convertible into approximately 4.2 million and 4.3 million shares, respectively, of the Company’s common stock, subject to adjustment. As required by EITF 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share,” regardless of whether the conditions upon which the debentures would be convertible into shares of the Company’s common stock have been met, if dilutive, the impact of the contingently issuable shares is included in the calculation of diluted earnings per share under the “if converted” method. The assumed conversion of the December 2004 debentures was dilutive for the fourth quarter 2006 and for the full year 2006, while the assumed conversion of the October 2005 debentures was not dilutive in either period. Accordingly, for the fourth quarter 2006 and for the full year 2006, 4.2 million contingently issuable shares have been assumed to be outstanding for the period and $0.8 million and $3.2 million, respectively, in related interest charges and amortization of debt issuance costs have been added back to income available to common shareholders to determine diluted earnings per share. The assumed conversion of the December 2004 debentures was also dilutive for the fourth quarter 2005, but not for the full year 2005. Accordingly, only for the fourth quarter 2005, 4.2 million contingently issuable shares have been assumed to be outstanding for the period and $0.8 million in related interest charges and amortization of debt issuance costs have been added back to income available to common shareholders to determine diluted earnings per share. The Company expects the December 2004 debentures to continue to be dilutive in future periods. The impact of the October 2005 debentures on future earnings per share may become dilutive if earnings per share continue to increase.

We believe that Adjusted EBITDA and cash earnings per share provides useful information to investors because they are indicators of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures, acquisitions and operations and to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent non-cash current period allocation of costs associated with long-lived assets acquired in prior periods. Similarly, the expense recorded for share-based compensation does not represent a current or future period cash cost. Adjusted EBITDA, defined as operating income excluding the costs of depreciation, amortization and share-based compensation, and cash earnings per share, defined as GAAP earnings per share excluding the impacts of intangible asset amortization, share-based compensation, foreign exchange gains or losses and debt restructuring charges, are calculations commonly used as a basis for investors, analysts and/or credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the payment processing industry. Management analyzes historical results adjusted for certain items that are non-operational or not necessarily ongoing in nature and that are incremental to the baseline of the business. Generally, these items include gains or losses associated with the sale of business assets or operations, market development costs, foreign exchange translations, discontinued operations, early debt retirement and other similar items as discussed in this press release; management believes the exclusion of these items provides a more complete basis for evaluating the underlying business unit performance. The attached schedules provide a full reconciliation of any such non-GAAP financial measures to a corresponding GAAP financial measure.

Euronet Worldwide will host an analyst conference call on Wednesday, February 21, 2007, at 9:00 a.m. U.S. Eastern Time to discuss these results. The conference call will be broadcast on the Internet and can be accessed via the Euronet Worldwide Internet site at www.euronetworldwide.com or via Vcall at http://www.vcall.com/IC/CEPage.asp?ID=113474. Participants should go to the web site at least 15 minutes before this event to download and install any necessary audio software. For those without Internet access, the conference call-in number is +1-877-407-9210 (USA) or +1-201-689-8049 (non-USA).

For those unable to attend the live broadcast, a replay will be available beginning approximately one hour after the event at http://www.vcall.com/IC/CEPage.asp?ID=113474 as well as via phone. To dial in for the replay, the call-in number is +1-877-660-6853 (USA) or +1-201-612-7415 (non-USA). The account number is 286 and the conference ID number is 230210. The call and webcast replay will be available for one month. You can also access the Earnings presentation at http://www.eeft.com/investors/library/presentations.asp. No fees are charged to access any event.

About Euronet Worldwide
Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers outsourcing and consulting services, integrated EFT software, network gateways, electronic prepaid top-up services to financial institutions, mobile operators and retailers, as well as electronic consumer money transfer and bill payment services. Euronet operates and services the largest pan-European group of ATMs and operates the largest Indian shared ATM network. Euronet is also one of the largest providers of prepaid processing, or top-up services, for prepaid mobile airtime. The Company is a licensed electronic money transmitter and bill payment company via Euronet Payments & Remittance Inc. The Company has processing centers located in the U.S., Europe and Asia, and processes electronic top-up transactions at more than 296,000 point-of-sale terminals across more than 161,000 retailers in Europe, Asia Pacific, Africa and the U.S. With corporate headquarters in Leawood, Kansas, USA, and 26 worldwide offices, Euronet serves clients in approximately 100 countries. Visit the Company’s web site at www.euronetworldwide.com.

Any statements contained in this news release that concern the Company's or management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: technological developments affecting the market for the Company’s products and services; foreign exchange fluctuations; and changes in laws and regulations affecting the Company's business. These risks and other risks are described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting the Company or the SEC. Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

EURONET WORLDWIDE, INC.
Consolidated Statement of Income
(unaudited - in millions, except share and per share data)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005 *	2006	2005 *
Revenues:
EFT Processing	$130.7	$105.6	$35.3	$29.3
Prepaid Processing	470.9	411.3	124.6	111.7
Software Solutions	27.6	14.3	6.9	3.3
Total revenues	629.2	531.2	166.8	144.3

Operating expenses:
Direct operating costs	435.5	370.8	115.9	100.4
Salaries and benefits	74.2	58.7	18.1	15.5
Selling, general and administrative	38.1	31.5	10.4	9.0
Depreciation and amortization	29.1	22.4	7.8	5.9
Total operating expenses	576.9	483.4	152.2	130.8
Operating income	52.3	47.8	14.6	13.5

Other income (expense):
Interest income	13.7	5.9	4.0	2.5
Interest expense	(14.8)	(8.5)	(3.7)	(3.6)
Income from unconsolidated affiliates	0.7	1.2	0.1	0.3
Foreign exchange gain (loss), net	10.2	(7.5)	4.7	(0.8)
Total other income (expense)	9.8	(8.9)	5.1	(1.6)
Income before income taxes and minority interest	62.1	38.9	19.7	11.9

Income tax expense	(14.8)	(15.0)	(4.0)	(3.8)
Minority interest	(1.0)	(0.9)	(0.3)	(0.3)

Income from continuing operations	46.3	23.0	15.4	7.8

Loss from discontinued operations	-	(0.6)	-	(0.6)

Net income	$46.3	$22.4	$15.4	$7.2

Earnings per share - diluted:
Continuing operations	$1.17	$0.62	$0.38	$0.21
Discontinued operations	-	(0.01)	-	(0.02)
Earnings per Share	$1.17	$0.61	$0.38	$0.19

Diluted weighted average shares outstanding	42,456,137	36,831,320	42,705,488	41,660,550

* Adjusted to include the retroactively applied effects of SFAS No. 123R share-based compensation expense.

EURONET WORLDWIDE, INC.
Consolidated Summary Balance Sheets
(unaudited - in millions)

	As of	As of
	December 31,	December 31,
	2006	2005 *
ASSETS
Current assets:
Cash and cash equivalents	$321.1	$219.9
Restricted cash	80.7	73.9
Inventory - PINs and other	49.5	25.6
Trade accounts receivable, net	212.6	166.5
Other current assets, net	24.6	23.0

Total current assets	688.5	508.9

Property and equipment, net	55.2	44.9
Goodwill and intangible assets, net	326.2	317.9
Other assets, net	38.2	22.7

Total assets	$1,108.1	$894.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other current liabilities	$393.1	$299.0
Short-term borrowings and current portions of capital lease and long-term debt obligations	11.0	28.3

Total current liabilities	404.1	327.3

Debt obligations, net of current portion	349.1	315.0
Capital lease obligations, net of current portion	13.4	12.2
Deferred income tax	43.1	25.2
Other long-term liabilities	1.8	1.2
Minority interest	8.3	7.1

Total liabilities	819.8	688.0

Stockholders' equity	288.3	206.4

Total liabilities and stockholders' equity	$1,108.1	$894.4

* Adjusted to include the retroactively applied effects of SFAS No. 123R share-based compensation expense.

EURONET WORLDWIDE, INC.
Reconciliation of Operating Income to Adjusted EBITDA by Segment
(unaudited - in millions)

	Year Ended December 31, 2006
	EFT	Prepaid	Software
	Processing	Processing	Solutions	Consolidated

Operating Income	$31.8	$34.8	$4.0	$52.3

Add: Depreciation and amortization	12.8	14.0	2.0	29.1
Add: Share-based compensation	-	0.1	-	7.4

Earnings before interest, taxes, depreciation,
amortization and share-based
compensation (Adjusted EBITDA)	$44.6	$48.9	$6.0	$88.8

	Year Ended December 31, 2005 *
	EFT	Prepaid	Software
	Processing	Processing	Solutions	Consolidated
Operating Income	$25.6	$34.7	$3.5	$47.8

Add: Depreciation and amortization	9.5	11.7	1.1	22.4
Add: Share-based compensation	0.2	0.1	-	5.6

Earnings before interest, taxes, depreciation,
amortization and share-based
compensation (Adjusted EBITDA)	$35.3	$46.5	$4.6	$75.8

* Adjusted to include the retroactively applied effects of SFAS No. 123R share-based compensation expense.

EURONET WORLDWIDE, INC.
Reconciliation of Operating Income to Adjusted EBITDA by Segment
(unaudited - in millions)

	Three Months Ended December 31, 2006
	EFT	Prepaid	Software
	Processing	Processing	Solutions	Consolidated
Operating Income	$8.2	$8.8	$1.3	$14.6

Add: Depreciation and amortization	3.6	3.6	0.6	7.8
Add: Share-based compensation	-	-	-	1.6

Earnings before interest, taxes, depreciation,
amortization and share-based
compensation (Adjusted EBITDA)	$11.8	$12.4	$1.9	$24.0

	Three Months Ended December 31, 2005 *
	EFT	Prepaid	Software
	Processing	Processing	Solutions	Consolidated
Operating Income	$7.2	$9.3	$0.9	$13.5

Add: Depreciation and amortization	2.4	3.3	0.3	5.9
Add: Share-based compensation	-	-	-	1.6

Earnings before interest, taxes, depreciation,
amortization and share-based
compensation (Adjusted EBITDA)	$9.6	$12.6	$1.2	$21.0

* Adjusted to include the retroactively applied effects of SFAS No. 123R share-based compensation expense.

EURONET WORLDWIDE, INC.
Reconciliation of Prepaid Processing Segment Results
to Prepaid Processing Segment Results excluding Spanish prepaid and money transfer businesses
(unaudited - in millions)

	Year Ended December 31,
	2006		2005 *
	Total	Operating	Total	Operating
	Revenues	Income	Revenues	Income

Prepaid Processing Segment	$470.9	$34.8	$411.3	$34.7

Less: Spanish prepaid and money transfer businesses	(45.0)	2.7	(46.9)	(3.7)

Prepaid Processing Segment excluding
Spanish prepaid and money transfer businesses	$425.9	$37.5	$364.4	$31.0

* Adjusted to include the retroactively applied effects of SFAS No. 123R share-based compensation expense.

EURONET WORLDWIDE, INC.
Reconciliation of Prepaid Processing Segment Results
to Prepaid Processing Segment Results excluding Spanish prepaid and money transfer businesses
(unaudited - in millions)

	Three Months Ended December 31,
	2006		2005 *
	Total	Operating	Total	Operating
	Revenues	Income	Revenues	Income

Prepaid Processing Segment	$124.6	$8.8	$111.7	$9.3

Less: Spanish prepaid and money transfer businesses	(10.4)	1.5	(13.2)	(0.8)

Prepaid Processing Segment excluding
Spanish prepaid and money transfer businesses	$114.2	$10.3	$98.5	$8.5

* Adjusted to include the retroactively applied effects of SFAS No. 123R share-based compensation expense.

EURONET WORLDWIDE, INC.
Reconciliation of Net Income Excluding Foreign Exchange and Share-Based Compensation
(unaudited - in millions, except share and per share data)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005 *	2006	2005 *

Net income	$46.3	$22.4	$15.4	$7.2
Convertible debt issuance costs (1)	0.9	-	0.2	0.2
Interest on convertible debt (1)	2.3	-	0.6	0.6

Earnings applicable for common shareholders	49.5	22.4	16.2	8.0

Loss from discontinued operations	-	0.6	-	0.6
Loss on early debt retirement	-	-	-	-
Foreign exchange loss (gain)	(10.2)	7.5	(4.7)	0.8
Share-based compensation	7.4	5.6	1.6	1.6

Earnings applicable for common shareholders before
foreign exchange gains/losses and share-based compensation	$46.7	$36.1	$13.1	$11.0

Adjusted earnings per share - diluted (2)	$1.07	$0.96	$0.30	$0.26

Diluted weighted average shares outstanding (1)	42,456,137	36,831,320	42,705,488	41,660,550
Effect of unrecognized share-based compensation on diluted shares outstanding	1,079,105	690,347	1,032,380	688,354
Adjusted diluted weighted average shares outstanding	43,535,242	37,521,667	43,737,868	42,348,904

* Adjusted to include the retroactively applied effects of SFAS No. 123R share-based compensation expense.

(1) As required by GAAP, convertible debt issuance and interest costs are excluded from income for the purpose of calculating diluted earnings per share for any period when the convertible debentures, if converted, would be dilutive to earnings per share.

Further, the convertible shares are treated as if all were outstanding for the period.

(2) Adjusted income per share is a non-GAAP measure that should be considered in addition to, and not as a substitute for, earnings per share computed in accordance with GAAP.